Exhibit 99:2

Management Commentary

On Second Quarter 2014 Results

The RetailMeNot, Inc. (the “Company”) earnings call will begin on August 4, 2014 at 3:30 p.m. central time (4:30 p.m. eastern time) and will include prepared commentary followed by a Q&A session. This “Management Commentary” is being posted to provide investors and analysts with additional detail in advance of our quarterly earnings call and will not be read on the call.

To access the live broadcast of the brief remarks and Q&A session, please visit the Investor Relations section of RetailMeNot’s website at http://investor.retailmenot.com. A complete reconciliation between GAAP and non-GAAP results can be found in our earnings press release at http://investor.retailmenot.com.

Also, please note that comments on growth rates below refer to year-over-year changes unless otherwise indicated.

Strategy and Market Outlook

RetailMeNot is the world’s largest marketplace for digital offers. We are a leading innovator in connecting retailers with the right shoppers anytime, anywhere to increase consumer engagement and drive sales.

We provide consumers across the globe with hundreds of thousands of discounts and deals from retailers and brands and we offer our retailers an “always on”, scalable platform that enables them to connect with shoppers across channels and devices.

•	Combined, our marketplace has over 600,000 digital offers from over 70,000 retailers and brands, including offers from approximately 90 of the Top 100 Internet Retailers as ranked by Internet Retailer Magazine.

•	The sources of content across our marketplace continue to make the RetailMeNot experience unique. Today, approximately 2/3 of our offers are user-generated content (UGC), retailer offers exclusive to RetailMeNot and offers sourced by our staff.

•	To date, our mobile app has been downloaded 18.5 million times and nearly 23 million consumers have signed up for our email lists or alerts.

•	With over a half a billion (625 million) visits from customers in the last 12 months, we have a wealth of information on the types of offers that resonate with consumers across multiple categories which results in insights and best practices we are able to pass along to our paid retailers. We believe delivering innovation and marketing insights has helped our paid retailers drive new customer acquisition and growth.

Our success in expanding our audience of savvy shoppers enables us to help our paid retailers reach these consumers with offers and other relevant content and expand their customer base and increase sales.

Second Quarter 2014 Overview

Our second quarter 2014 results are a reflection of our growing scale and the value our marketplace provides for consumers and retailers.

•	Total net revenues grew 37% to $59.5 million and organic net revenues were up 34%. Organic net revenues exclude net revenues from acquired businesses not owned during both comparative periods.

•	Mobile net revenues totaled $10.7 million, reflecting growth of 114% and representing approximately 18% of total net revenues. Mobile net revenues include net revenues from our mobile websites and applications and our in-store product.

•	International net revenues grew to $13.5 million, reflecting growth of 57% and representing approximately 23% of total net revenues.

•	Net income was $4.3 million, reflecting a decline of 16% compared to $5.1 million.

•	Adjusted EBITDA was $19.7 million, reflecting growth of 25% and resulting in adjusted EBITDA margins of approximately 33%.

Q2 Highlights

Large and growing audience delivered via our integrated channels.

•	Total visits were 154 million, up 27%.

•	Organic search traffic represented 64% of our overall traffic to our websites, down 1% from the first quarter and down 2% on a year-over-year basis.

•	Over 90% of traffic in the quarter came to us either direct or via organic search with less than 10% coming from paid search.

•	Mobile web visits were 53 million, up 75%, representing 35% of total visits.

•	Worldwide subscribers to our emails and alerts increased to nearly 23 million, up 98%.

•	Cumulative mobile application downloads totaled 18.5 million, up 161%.

•	Mobile app sessions grew to 169 million, up 540%. App sessions are defined as a combination of user initiated app launches, and push notifications and geo-fence triggered alerts delivered by us to mobile devices.

Consumer content quality remains strong and types of content continue to expand outside traditional offers and coupons.

•	UGC continues to be a relevant and important source of our overall content.

•	On the new content front, we saw over 20 retailers test-running digital circulars, or ‘showcases’, a new advertising product for our mobile app that allows our retailers to promote their brands with rich visual content and enables product specific promotions as well as store-wide and category specific offers.

•	Lastly, we recently broadened the RetailMeNot content offering by adding thousands of new, location based restaurant offers, a popular category for our consumers.

Commitment to retailer satisfaction is driving results.

•	Our partner management team concentrates on our largest paid retailers, which represent over 70% of our net revenues. Our partner managers work closely with their retailers to understand their sales and customer acquisition objectives and adjust our services accordingly. While we are primarily paid commissions based on retailer sales from our visitors, our services for these commissions will vary based on a retailer’s objectives and can include ad placements in our desktop and mobile channels, targeted offers or email promotions. Commission structures can also vary based on our retailers’ promotional objectives, such as incentives for driving sales to new or lapsed customers, or exclusive offers or promotions where we see performance based commission rates where retailers trust our ability to drive the volume they need, but in a controlled, and easy to manage fashion. The flexibility we are able to offer our paid retailers in constructing our relationship has been a strong selling point and a key differentiator for retailers and brands.

•	Within the quarter we opened up our proprietary A/B offer testing platform to a handful of our top paid retailers – a technology capability most retailers struggle to deliver due to in-house resource constraints. This technology gives retailers insight into the impact that changes to an offer will have on specific business metrics, such as overall sales, conversion rates and order value. In an initial pilot test with one retailer, the offer tested increased clicks by 162%, orders by 117% and sales by over 130%, giving the retailer the necessary justification to extend that special offer as an exclusive for RetailMeNot users. Starting in the third quarter, we will provide this capability as a value-added service to our top paid retailers.

Increased engagement through our in-store platform and mobile apps.

•	The second quarter represented a record quarter for net revenues from our in-store offer platform as sales exceeded what we saw in our seasonally strong fourth quarter. We continue to be encouraged by both the consumer engagement with in-store digital offers and retailer interest in using our distribution capabilities to attract and acquire new in-store customers.

•	In June we announced the launch of a tablet app for iPad users, making it easier for our consumers to plan, shop and save online or in-store. The app has been well received by users and recently named one of the “Best New Lifestyle Apps” in iTunes.

Overall, RetailMeNot had a strong second quarter and first half. Our performance in the first half of the year underscores our Company’s strengths and opportunities ahead. For the remainder of the year, we expect to follow a balanced spending approach, centered on increasing investments in areas that will further enable long-term growth, such as sales and marketing and our mobile and data and analytics infrastructure, while continuing to maintain strong adjusted EBITDA margins.

Second Quarter Financial Review

Net revenues during the second quarter were $59.5 million, up 37%, with organic net revenues up 34%.

In total, commissions paid to us as a result of consumer purchases made using our websites represented approximately 91% of our net revenues in the quarter, with the balance coming primarily from advertising and our in-store products.

Gross margins were strong at 92%, and were consistent with our expectations and the prior year. Cost of net revenues consists of direct and indirect costs incurred to generate net revenues. These are primarily costs related to technology services for content delivery and the employee costs for managing content operations and technology infrastructure.

Operating expenses

During our second quarter, we continued to invest in key long-term growth initiatives such as customer acquisition and product innovation and development, while delivering adjusted EBITDA of $19.7 million, up 25% year-on-year, and adjusted EBITDA margins of 33%.

Product development expense for the quarter was $13.0 million, or 22% of net revenues, up from $6.9 million, or 16% last year. Product development expense consists primarily of personnel, stock-based compensation and other related costs attributed to product management and software engineering teams, and third-party contractors. The increase in product development expense reflects the expansion of our engineering and product teams, and technology related investments to enhance our content quality, user experience, mobile solutions and data and analytics capabilities.

Sales and marketing expense for the quarter was $19.2 million, or 32% of net revenues, compared to $14.1 million, or 33% last year. Sales and marketing expense consists primarily of personnel and stock-based compensation costs across our sales, partner management, marketing, SEO and business analytics employees, as well as online and other advertising and media expenditures, paid search and other marketing expenses. Sales and marketing expense reflects investments in increasing brand awareness and extending our marketing reach via SEM, social media, email and our mobile applications.

General and administrative expense for the quarter was $10.3 million, or 17% of net revenues, higher in absolute dollars than the prior year of $7.3 million, but flat as a percentage at 17% of net revenues. General and administrative expense consists primarily of the personnel, stock-based compensation and related costs of our general corporate functions, which will vary from quarter to quarter. Growth in general and administrative expense primarily reflects investments in people, business infrastructure and professional costs associated with managing our increased scale and public company compliance requirements.

We attracted strong talent to our company - adding 42 people in the quarter - bringing our total global employee base to 508. The majority of the additions to our organization were focused in our product, technology and operations teams. We plan to continue to invest in strong talent in the second half of year to help drive our growth initiatives.

Other Expenses

Depreciation and amortization expense for the quarter was $4.1 million compared to $3.3 million and stock-based compensation expense was $6.4 million compared to $2.3 million in the prior year. Higher stock-based compensation was due to the expansion of our employee base and a shift in mix of equity-based awards granted to employees toward restricted stock units to enhance our ability to attract and retain key talent.

Income from Operations

Income from operations for the quarter was $8.1 million or 14% of net revenues, compared to $9.0 million, or 21% of net revenues last year.

Provision for Income Taxes

The provision for income taxes for the quarter was $2.9 million, reflecting an effective tax rate of 40%, compared to a provision for income taxes of $3.3 million and an effective tax rate of 39% last year. As a reminder, during our first quarter we implemented our global corporate structure. For 2014, this change increases our effective tax rate due to the tax costs incurred to implement the structure. Over time, we expect that this structure will be more tax efficient resulting in a reduction in our effective tax rate in the future as our international business grows. Partially offsetting the cost of implementing the global corporate structure were tax benefits we realized in the quarter from the exercise of employee stock options and a shift in the mix of domestic and foreign earnings. The net impact resulted in a lower tax rate than our guidance of 48%.

Net Income

Net income was $4.3 million for the quarter, reflecting a decline of 16%, compared to $5.1 million last year. On a year-over year basis, the decline in net income is a result of increased investment and higher stock-based compensation expense.

Earnings per Share (EPS)

EPS for the quarter was $0.08 based on 55.4 million fully-diluted, weighted-average shares outstanding, compared to a loss of $0.68 last year, based on 1.5 million fully-diluted, weighted-average shares outstanding.

As previously noted, with the completion of our IPO in July of 2013, our preferred shares have converted to common shares. For purposes of computing historical EPS on a basis consistent with EPS calculations going forward, we have provided a table in the earnings release that calculates pro forma historical fully diluted shares outstanding as if all of our preferred shares had converted to common.

Liquidity and Capital Resources

Cash flow from operations during the quarter was $18.2 million and we ended the second quarter with $213.9 million of cash and equivalents.

Total debt exiting the quarter was $36.0 million, and we had $112.6 million available to borrow under our credit facility.

Capital expenditures for the quarter were $1.2 million, primarily reflecting investments in facilities and technology licenses.

(Our updated outlook and financial guidance will be provided on the earnings call)

Non-GAAP Financial Measures

To provide investors with additional information regarding RetailMeNot’s financial results, RetailMeNot has disclosed adjusted EBITDA, a non-GAAP financial measure. RetailMeNot has provided a reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP financial measure, in the table in the second quarter 2014 earnings release. RetailMeNot defines adjusted EBITDA as net income plus depreciation, amortization of intangible assets, stock-based compensation expense, third-party acquisition-related costs, other non-cash operating expenses (including compensation arrangements entered into in connection with acquisitions), net interest expense, other non-operating income or expense (including changes in fair value of warrant liabilities and contingent consideration) and income taxes, net of any foreign exchange income or expense.

RetailMeNot discloses adjusted EBITDA because it is a key measure used by RetailMeNot and its board of directors to understand and evaluate RetailMeNot’s financial and operating performance, establish budgets and operational goals and as an element in determining executive compensation. RetailMeNot believes it also facilitates period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in this non-GAAP financial measure and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. However, adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of RetailMeNot’s results as reported under GAAP. Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income and RetailMeNot’s other GAAP results.

Forward-looking Statements

This document contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding RetailMeNot’s strategy, future operations, future financial position, future net revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future net revenues and financial performance, visits and other statements about management’s beliefs, intentions or goals. RetailMeNot may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on RetailMeNot’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to RetailMeNot’s ability to manage its growth, including accurately planning and forecasting its financial results; RetailMeNot’s ability to attract visitors to its websites from search engines; RetailMeNot’s ability to attract and retain paid retailers and maintain its relationships with performance marketing networks; RetailMeNot’s ability to obtain and maintain digital offer content and maintain the positive perception of its brand; RetailMeNot’s need to monetize digital offers available through its mobile solutions; the competitive environment for RetailMeNot’s business; changes in consumer sentiment regarding RetailMeNot’s use of cookies; RetailMeNot’s need to manage regulatory, tax and litigation risks; RetailMeNot’s ability to protect consumer data and its intellectual property; RetailMeNot’s ability to manage international business uncertainties; the impact and integration of recent and future acquisitions; and other risks and potential factors that could affect RetailMeNot’s business and financial results identified in RetailMeNot’s filings with the Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K filed with the SEC on February 18, 2014 and its most recent quarterly report on Form 10-Q filed with the SEC on May 7, 2014. Additional information will also be set forth in RetailMeNot’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that RetailMeNot makes with the SEC. RetailMeNot does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein.